Exhibit 99.2

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE

Cheniere Partners Makes Positive Final Investment Decision on Train 6 at the Sabine Pass Liquefaction Project and Increases Run-Rate Production and Distributable Cash Flow per Unit Guidance

Final Investment Decision reached on Sabine Pass Train 6 and Full Notice to Proceed issued to Bechtel

Run-rate production guidance increased to 4.8 – 4.9 mtpa per Train

Run-rate distributable cash flow per unit guidance increased to $3.70 – $3.90

Houston, Texas – June 3, 2019 – Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE American: CQP) announced today that the Board of Directors of its general partner has made a positive Final Investment Decision (“FID”) with respect to Train 6 at the Sabine Pass liquefaction project (“SPL Project”) in Cameron Parish, Louisiana, and Cheniere Partners has issued full notice to proceed with construction to Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”).

To fund a portion of the construction of Train 6, a third LNG berth, and required supporting infrastructure at the SPL Project, Cheniere Partners has entered into 5-year, $1.5 billion senior secured credit facilities with 29 banks and financial institutions in a transaction that closed on May 29, 2019. The facilities include a $750 million delayed draw term loan and a $750 million revolving credit facility. SG Americas Securities, LLC acted as financial advisor to Cheniere Partners for the transaction, and MUFG Bank, Ltd. acted as Sole Coordinating Lead Arranger.

Cheniere Partners has also raised its run-rate production guidance to 4.8 – 4.9 million tonnes per annum (“mtpa”) per Train, up from 4.5 – 4.9 mtpa per Train. The increase in run-rate production is based on the impact of production optimization, maintenance optimization, and debottlenecking projects at the SPL Project.

Incorporating the impact of Sabine Pass Train 6 and increased run-rate production guidance, Cheniere Partners has revised its run-rate distributable cash flow per unit guidance to $3.70 – $3.90 annually, up from $3.30 – $3.60 annually.

About Cheniere Partners

Cheniere Partners, through its subsidiary, Sabine Pass Liquefaction, LLC (“Sabine Pass Liquefaction”), is developing, constructing, and operating natural gas liquefaction facilities at the Sabine Pass LNG terminal located in Cameron Parish, Louisiana, on the Sabine-Neches Waterway less than four miles from the Gulf Coast. Cheniere Partners, through Sabine Pass Liquefaction, plans to construct six Trains, which are in various stages of development, construction, and operations. Trains 1 through 5 are operational and Train 6 is under construction. Each Train is expected to have a nominal production capacity, which is prior to adjusting for planned maintenance, production reliability, potential overdesign, and debottlenecking opportunities, of approximately 4.5 mtpa of LNG and a run rate adjusted nominal production capacity of approximately 4.8 to 4.9 mtpa of LNG.

Through its wholly owned subsidiary, Sabine Pass LNG, L.P., Cheniere Partners owns and operates regasification facilities at the Sabine Pass LNG terminal, which includes pre-existing infrastructure of five LNG storage tanks with aggregate capacity of approximately 16.9 billion cubic feet equivalent, two marine berths that can each accommodate vessels with nominal capacity of up to 266,000 cubic meters and vaporizers with regasification capacity of approximately 4.0 Bcf/d. Cheniere Partners also owns a 94-mile pipeline that interconnects the Sabine Pass LNG terminal with a number of large interstate pipelines through its wholly owned subsidiary, Cheniere Creole Trail Pipeline, L.P.

For additional information, please refer to the Cheniere Partners website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ financial and operational guidance, business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, and (vi) statements regarding future discussions and entry into contracts. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

Reconciliation of Non-GAAP Measures

Regulation G Reconciliations

The accompanying news release contains non-GAAP financial measures. Distributable Cash Flow per Unit is a non-GAAP financial measure that we use to facilitate comparisons of operating performance across periods. This non-GAAP measure should be viewed as a supplement to and not a substitute for our U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.

Distributable Cash Flow is defined as net income, adjusted for certain non-cash items, less maintenance capital expenditures. Non-cash items include depreciation, depletion and amortization, non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, non-cash impairment charges, losses on extinguishments of debt and deferred income taxes. Unrealized gains and losses on commodity risk management activities includes unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments).

Distributable Cash Flow per Unit is calculated by dividing Distributable Cash Flow, adjusted for the General Partner’s Interest and Incentive Distribution Rights, by the weighted average number of units outstanding.

We believe Distributable Cash Flow is a useful performance measure for management, investors and other users of our financial information to evaluate our performance and to measure and estimate the ability of our assets to generate cash earnings after servicing our debt, paying cash taxes and expending sustaining capital, that could be used for discretionary purposes such as distributions, stock repurchases, retirement of debt, or expansion capital expenditures. Management uses this measure and believes it provides users of our financial statements a useful measure reflective of our business’s ability to generate cash earnings to supplement the comparable GAAP measure. Distributable Cash Flow is not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP and should be evaluated only on a supplementary basis.

We have not made any forecast of net income on a run rate basis, which would be the most directly comparable financial measure under GAAP, and we are unable to reconcile differences between run rate Distributable Cash Flow per Unit and net income.

Contacts

Cheniere Energy Partners, L.P.

Investors
Randy Bhatia	713-375-5479
Megan Light	713-375-5492
Or
Media Relations
Eben Burnham-Snyder	713-375-5764
Jenna Palfrey	713-375-5491